UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2021

Nano Magic Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11602	47-1598792
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

31601 Research Park Drive, Madison Heights, MI 48071

(Address of principal executive offices) (Zip Code)

(844) 736-6266

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NMGX	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Director; Departure of Directors or Certain Officers

Effective May 13, 2021, the Board elected Lara O’Connor Hodgson to serve as a director. Ms.Hodgson is President and CEO of NOWaccount ® Network Corporation and serves as an Entrepreneur in Residence at Harvard Business School. Prior to founding NOW ® in 2010, Lara co-founded Nourish, a consumer products company in 2008, and Insomnia, LLC, a firm specializing in investment, development, and management of complex and innovative “world-changing” projects. Her background also includes 5 years with Dewberry Capital Corporation, an Atlanta-based commercial real estate development and investment firm, where she served as the company’s Chief Marketing Officer and Chief Operating Officer. Lara received an MBA from the Harvard Business School, and a BS in Aerospace Engineering with highest honors from the Georgia Institute of Technology. The directors also accepted the resignation of Todd Lunsford as a director who resigned due to other commitments on his time.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Resignation letter from Todd Lunsford

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nano Magic Holdings Inc.

Date: May 21, 2021	By:	/s/ Tom J. Berman
President & CEO